UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FOOTHILLS EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-3439423
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

633 17th Street, Suite 1700 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock ($0.0001 par value per share)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Foothills Exploration, Inc. (the “Registrant” or “Company”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder that is contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-190836) initially filed with the Securities and Exchange Commission on August 27, 2013, as amended (the “Registration Statement”), under the caption “Description of Securities--Capital Stock”.

Item 2. Exhibits.

1.	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on August 27, 2013 (File No. 333-190836).

2.	By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the Commission on August 27, 2013 (File No. 333-190836).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FOOTHILLS EXPLORATION, INC.

Date: November 17, 2017	By:	/s/ B.P. Allaire
	Name:	B.P. Allaire
	Title:	Chief Executive Officer